UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Full Circle Capital Corporation

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FULL CIRCLE CAPITAL CORPORATION
800 Westchester Ave.
Rye Brook, New York 10573

October [  ], 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Full Circle Capital Corporation (the “Company”) to be held on December 8, 2011 at 10:00 a.m., Eastern Time, at the Company’s corporate headquarters located at 800 Westchester Ave., Rye Brook, New York 10573.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to (i) re-elect Edward H. Cohen as a director of the Company, (ii) ratify the selection of Rothstein, Kass & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, and (iii) approve a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided, vote your shares by telephone, or vote via the internet. Your vote is important.

Sincerely yours,

John E. Stuart
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 8, 2011.

Our proxy statement and annual report on Form 10-K for the year ended June 30, 2011 are available on the Internet at http://ir.fccapital.com.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;
•	A list of the matters intended to be acted on and our recommendations regarding those matters;
•	Any control/identification numbers that you need to access your proxy card; and
•	Information about attending the meeting and voting in person.

FULL CIRCLE CAPITAL CORPORATION
800 Westchester Ave.
Rye Brook, New York 10573
(914) 220-6300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2011

To the Stockholders of Full Circle Capital Corporation:

The 2011 Annual Meeting of Stockholders of Full Circle Capital Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 800 Westchester Ave., Rye Brook, New York 10573 on December 8, 2011, at 10:00 a.m., Eastern Time, for the following purposes:

1.  To re-elect Edward H. Cohen as a director of the Company, who will serve for a term of three years, or until his successor is duly elected and qualified;

2.  To ratify the selection of Rothstein, Kass & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012;

3.  To approve a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement; and

4.  To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on October 10, 2011. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided or register your vote by telephone or through the internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,

William E. Vastardis
Secretary

Rye Brook, New York
October [  ], 2011

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

FULL CIRCLE CAPITAL CORPORATION
800 Westchester Ave.
Rye Brook, New York 10573
(914) 220-6300

PROXY STATEMENT

2011 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Full Circle Capital Corporation (the “Company,” “Full Circle,” “we,” “us” or “our”) for use at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 8, 2011, at 10:00 a.m., Eastern Time, at the Company’s corporate headquarters located at 800 Westchester Ave., Rye Brook, New York 10573, and at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 are first being sent to stockholders on or about October [  ], 2011.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or otherwise provide voting instructions, either via the internet or by telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominee for director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Annual Meeting. Please send your notification to Full Circle Capital Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, and submit a properly executed, later-dated proxy or vote in person at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the Annual Meeting. All of our directors are encouraged to attend the Annual Meeting.

Stockholders of record may also vote either via the internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the internet or the telephone are shown on the enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.  To re-elect Edward H. Cohen as a director of the Company, who will serve for a term of three years, or until his successor is duly elected and qualified;

2.  To ratify the selection of Rothstein, Kass & Company, P.C. to serve as the Company’s independent registered public accounting firm for the Company for the fiscal year ending June 30, 2012;

3.  To approve a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement; and

4.  To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares, in person or by proxy, at the Annual Meeting only if you were a stockholder of record at the close of business on October 10, 2011 (the “Record Date”). On the Record Date, there were 6,219,382 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required

Election of Director.  The election of Mr. Cohen as a director requires the affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to the nominee, your shares will not be voted with respect to such person. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to ratify the appointment of Rothstein, Kass & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Approval of a Proposal to Authorize the Company to Sell Shares of its Common Stock at a Price or Prices Below the Company’s then Current Net Asset Value Per Share in One or More Offerings, Subject to Certain Conditions as Set Forth in the Proxy Statement.  The affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

Additional Solicitation.  If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval thereof.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of the Company (without special compensation therefor). The Company also may retain Broadridge to assist in the solicitation of proxies for a fee of approximately $4,000, plus reimbursement of certain out of pocket expenses. Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by written notice to the Company’s proxy tabulator from the person giving the proxy, by submitting a properly executed, later-dated proxy, or by voting in person at the Annual Meeting

The principal business address of both our investment adviser, Full Circle Advisors, LLC (“Full Circle Advisors”), and our administrator, Full Circle Service Company, LLC (“Full Circle Service Company”), is 800 Westchester Ave., Rye Brook, New York 10573.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 800 Westchester Ave., Rye Brook, New York 10573.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Interested Director
John E. Stuart(3)	35,158	*
Independent Directors
Mark C. Biderman	5,581	*
Edward H. Cohen	1,000	*
Thomas A. Ortwein, Jr.(4)	352,652	5.67%
Executive Officers
William E. Vastardis	—	—
Salvatore Faia	—	—
Executive officers and directors as a group	394,391	6.34%
triple-i Capital AG(5)	336,831	5.42%
Absolute Return Partners LLP(6)	387,160	6.23%
Highbrace Partners, LP(7)	352,652	5.67%
Aris Multi-Strategy Lending Fund Ltd.(8)	373,674	6.01%
Solid Rock Management Limited(9)	526,586	8.47%

*	Represents less than one percent.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Based on a total of 6,219,382 shares of the Company’s common stock issued and outstanding on the Record Date.
(3)	Includes 197 shares held by Full Circle Investments, LLC and 100 shares held by Full Circle Advisors, which may be deemed to be beneficially owned by Mr. Stuart by virtue of his ownership interests therein, as well as 1,000 shares held by immediate family members and 14,493 shares held by family trusts.
(4)	Includes 352,652 shares held by Highbrace Partners, LP, which may be deemed to be beneficially owned by Mr. Ortwein by virtue of his position as the managing member of its general partner.
(5)	Reflects information set forth in the 13G filed thereby on February 14, 2011. Such securities are held by certain funds and other entities controlled and/or managed by triple-i Capital AG or its affiliates. The address for triple-i Capital AG is Kirchstrasse 42, 8807, Freienbach, Switzerland.
(6)	Reflects information set forth in the 13G filed thereby on February 14, 2011. Such securities are held by certain funds and other entities controlled and/or managed by Absolute Return Partners LLP or its affiliates. The address for Absolute Return Partners LLP is 16 Water Lane, Richmond, Surrey, TW9 1TJ, United Kingdom.
(7)	Such securities are held by certain funds and other entities controlled and/or managed by Highbrace Partners, LP or its affiliates. The address for Highbrace Partners, LP is 26 Byfield Lane, Suite 102, Greenwich, CT 06830.
(8)	Reflects information set forth in the 13G filed thereby on February 14, 2011. Such securities are held by certain funds and other entities controlled and/or managed by Aris Multi-Strategy Lending Fund Ltd. or its affiliates. The address for Aris Multi-Strategy Lending Fund Ltd. is c/o Deutsche Bank Cayman Limited as Custodian, P.O. Box 1984, Grand Cayman, Cayman Islands KY1-1104.
(9)	Reflects information set forth in the 13G filed thereby on February 11, 2011. Such securities are held by certain funds and other entities controlled and/or managed by Solid Rock Management Limited or its affiliates. The address for Solid Rock Management Limited is Nerine Chambers, Road Town, Tortola, British Virgin Islands.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
John E. Stuart	Over $100,000
Independent Directors
Mark C. Biderman	$10,001 – $50,000
Edward H. Cohen	$1 – $10,000
Thomas A. Ortwein, Jr.	Over $100,000

(1)	The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $6.80 on the Record Date on the NASDAQ Capital Market. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

PROPOSAL I: ELECTION OF DIRECTOR

The Company’s Board of Directors has determined, pursuant to the bylaws, that the number of directors shall be four. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified.

Mr. Edward H. Cohen has been nominated for election for a three-year term expiring in 2014. Mr. Cohen is not being proposed for election pursuant to any agreement or understanding between him and the Company.

A stockholder can vote for or withhold his or her vote from the nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the nominee named below. If Mr. Cohen should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the Board of Directors as a replacement. The Board of Directors has no reason to believe that Mr. Cohen will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

Information about the Nominee and Directors

As described below under “Committees of the Board of Directors — Nominating and Corporate Governance Committee,” the Board of Directors has identified certain desired talents and experience for director nominees. Each of our directors and the director nominee has demonstrated high character and integrity; accomplishment in their respective fields, with superior credentials and recognition; and relevant expertise and experience upon which to offer advice and guidance to management. Each of our directors and the director nominee also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board of Directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominee have been selected such that the Board of Directors represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the nominee for election at the Annual Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

The business address of each nominee and the directors listed below is 800 Westchester Ave., Rye Brook, New York 10573.

Nominee for Directors

Independent Nominee

Mr. Cohen is not an “interested person” as defined in the 1940 Act.

Name and Year First Elected Director	Age	Background Information
Edward H. Cohen (2010)	73	Mr. Cohen serves as chairman of Full Circle’s nominating and corporate governance committee. He has been Counsel to the international law firm of Katten Muchin Rosenman LLP since February 2002, and before that was a partner in the firm (with which he has been affiliated since 1963). Mr. Cohen is currently a director of Gilman Ciocia, Inc., a tax and financial planning firm, and retired as a director of PVH Corp. (formerly Phillips-Van Heusen Corporation), a manufacturer and marketer of apparel and footwear, in July 2011. In the past five years, he has also served as director for Franklin Electronic Publishers, Inc., an electronic publishing company, Merrimac Industries, Inc., a manufacturer of passive RF and microwave components for industry, government and science, and Levcor International, Inc., a manufacturer of buttons and other accoutrements. Mr. Cohen provides the Board with essential legal experience and judgment, which were developed during his over 40 years of practice. Education — B.A. University of Michigan, 1960; J.D. Harvard Law School, 1963.

Current Directors

Interested Director

Mr. Stuart is an “interested person” of Full Circle as defined in the 1940 Act due to his position as Chief Executive Officer of the Company, Manager of Full Circle Advisors, the Company’s investment adviser, and Managing Member of Full Circle Service Company, the Company’s administrator.

Name and Year First Elected Director	Term Expires	Age	Background Information
John E. Stuart (2010)	2012	45	Mr. Stuart is our Chief Executive Officer and President and is primarily responsible for overall investment strategies and portfolio management. In addition, Mr. Stuart is the Manager of Full Circle Advisors and Managing Member of Full Circle Service Company. Mr. Stuart co-founded Full Circle Funding, LP in 2005 and is a managing partner. Prior to founding Full Circle Funding, LP, from 2002 to 2004, Mr. Stuart was Managing Member of Excess Capital LLC which provided financial advisory services and structured and funded equity and debt investments. Prior thereto he was Co-Founder and President of Titan Outdoor Holdings, a New York-based outdoor advertising company, between 1999 and 2002, and was a Director until its sale in 2005. Prior thereto, Mr. Stuart was a

Name and Year First Elected Director	Term Expires	Age	Background Information
Managing Director in the Corporate Finance Department of Prudential Securities Incorporated between 1996 and 1999. Mr. Stuart began his career at Oppenheimer & Co., Inc. where he was a member of the Mergers and Acquisitions Group and Corporate Finance Department from 1988 to 1996. Mr. Stuart’s depth of experience in corporate finance, capital markets and financial services, as well as his intimate knowledge of Full Circle Capital’s business and operations, gives the Board of Directors valuable industry-specific knowledge and expertise on these and other matters. Education — A.B. Brown University, 1988.

Independent Directors

The following directors are not “interested persons” as defined in the 1940 Act.

Name and Year First Elected Director	Term Expires	Age	Background Information
Mark C. Biderman (2010)	2013	65	Mr. Biderman serves as chairman of Full Circle Capital’s audit committee. Mr. Biderman currently serves as a member of the board of directors and audit committees of Apollo Commercial Real Estate Finance, Inc., a real estate investment trust, Apollo Residential Mortgage, Inc., a real estate finance company, and Atlas Energy, L.P., a midstream energy service provider. Mr. Biderman served as a member of the board of directors of Atlas Energy, Inc., an independent natural gas producer, from July 2009 through February 2011. Mr. Biderman served as Vice Chairman of National Financial Partners, Corp. (“NFP”), a financial services company focused on distributing financial products, from September 2008 through December 2008. From November 1999 until September 2008, Mr. Biderman served as NFP’s Executive Vice President and Chief Financial Officer. From May 1987 to October 1999, Mr. Biderman served as Managing Director and Head of the Financial Institutions Group at CIBC World Markets, an investment banking firm, and its predecessor, Oppenheimer & Co., Inc. Prior to investment banking, he was an equity research analyst covering the commercial banking industry. Mr. Biderman was on the “Institutional Investor” All American Research Team from 1973 to 1985 and was First Team Bank Analyst in 1974 and 1976. Mr. Biderman chaired the Due Diligence Committee at CIBC and served on the Commitment and Credit Committees. Mr. Biderman serves on the Board of Governors and as Treasurer of Hebrew Union College-Jewish Institute of Religion and on the Advisory Council of the Program in Judaic

Name and Year First Elected Director	Term Expires	Age	Background Information
			Studies of Princeton University. Mr. Biderman is a Chartered Financial Analyst and brings extensive financial expertise to the Board of Directors as well as to the audit committee. Education — B.S.E. Princeton University, 1967; M.B.A. Harvard Graduate School of Business Administration, 1969.
Thomas A. Ortwein, Jr. (2010)	2013	55	Mr. Ortwein founded Highbrace Partners in 2003. From 1997 to 2003 he was Managing Director and Head of Capital Markets for CIBC World Markets, where he also served on the Management Committee, Corporate and Leveraged Finance Executive Board, and the World Markets Executive Board; he also was Chairman of the Commitment and Due Diligence committees. Mr. Ortwein started the Capital Markets Group at Oppenheimer & Co., Inc. in 1991, which he managed until the Firm was acquired by CIBC in 1997. From 1984 to 1991 he managed several wealth management, and sales/trading businesses at Oppenheimer. Prior to that, he held positions at Lehman Brothers and Merrill Lynch in sales & trading and wealth management. Mr. Ortwein is currently an active member of the Greenwich Roundtable, a not-for-profit research and educational organization for alternative investing and best practices in the hedge fund industry. He also serves as President of the Board of Directors of the Greenwich Boys and Girls Club. Mr. Ortwein’s extensive familiarity with the financial services industry and the investment management process in particular, provide the Board of Directors with valuable insight. Education — B.A., Economics, Moravian College, 1977.

Information about Executive Officers Who Are Not Directors

The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company. Certain of our executive officers serve as directors of, or on the board of managers of, certain of our portfolio companies.

Name	Age	Background Information
William E. Vastardis	55	Mr. Vastardis has served as our Chief Financial Officer, Treasurer and Secretary since we began operations in 2010. Mr. Vastardis is a founder and President of Vastardis Fund Services LLC, which serves as Full Circle Capital’s sub-administrator. Founded in 2003, Vastardis Fund Services provides full-service fund administration services to hedge fund, private equity and business development company clients. Prior to founding Vastardis Fund Services, Mr. Vastardis managed a third-party fund administration firm, AMT Capital Services Inc., which was acquired by Investors Bank & Trust Company in 1998. Mr. Vastardis continued in the role of managing director at the

Name	Age	Background Information
		renamed Investors Capital Services until he departed in 2003 to found Vastardis Fund Services. Mr. Vastardis served as Chief Financial Officer of Prospect Capital Corporation, a business development company, from May 2005 to November 2008. He also served as Prospect Capital’s Chief Compliance Officer from January 2005 until September 2008. Education — B.S., Business Administration, Villanova University, 1990.
Salvatore Faia	48	Mr. Faia has served as our Chief Compliance Officer since we began operations in 2010. Since 2004, Mr. Faia has served as the President of Vigilant Compliance Services, a full service compliance firm serving mutual funds and the investment industry. In connection with his role as President of Vigilant Compliance Services, he currently serves as chief compliance officer for a number of closed-end funds, mutual funds and investment advisers. From 2002 to 2004, Mr. Faia served as senior legal counsel for PFPC Worldwide, and from 1997 to 2001, he was a partner with Pepper Hamilton LLP. Mr. Faia has extensive experience with mutual funds, hedge funds, investment advisers, broker dealers and the investment management industry. In addition to being an experienced 1940 Act and Advisers’ Act attorney, he is a Certified Public Accountant, and holds various FINRA Securities Licenses. Mr. Faia is a member of the Investment Company Institute’s Chief Compliance Officer Committee. Education — B.S., Accounting and Finance, La Salle University, 1984; J.D. University of Pennsylvania, 1988.

Director Independence

In accordance with rules of the NASDAQ Stock Market, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless the Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, the Board of Directors uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director of a business development company (“BDC”), shall be considered to be independent if he or she is not an “interested person” of Full Circle, as defined in Section 2(a)(19) of the 1940 Act.

The Board of Directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of John E. Stuart, as a result of his position as our Chief Executive Officer, Manager of Full Circle Advisors, our investment adviser, and Managing Member of Full Circle Service Company, our administrator.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to the business and affairs of Full Circle, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to Full Circle. Among other things, our Board of Directors approves the appointment of our investment adviser and officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent public accounting firm.

Under Full Circle’s bylaws, our Board of Directors may designate a chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the board. We do not have a fixed policy as to whether the chairman of the board should be an independent director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of Full Circle Capital and its stockholders at such times.

Presently, Mr. Stuart serves as the chairman of our Board of Directors. Mr. Stuart is an “interested person” of Full Circle as defined in Section 2(a)(19) of the 1940 Act because he is on the investment committee of our investment adviser and is the Manager and Managing Member of our investment adviser and administrator, respectively. We believe that Mr. Stuart’s history with Full Circle’s predecessor funds, familiarity with Full Circle’s investment platform, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of our Board of Directors. We believe that Full Circle is best served through this existing leadership structure, as Mr. Stuart’s relationship with Full Circle’s investment adviser provides an effective bridge and encourages an open dialogue between management and the Board of Directors, ensuring that both groups act with a common purpose.

Our Board of Directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of audit and nominating and corporate governance committees comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet Full Circle’s needs.

Board’s Role In Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (1) its two standing committees, which report to the entire Board of Directors and are comprised solely of independent directors, and (2) active monitoring of our chief compliance officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the audit committee and the nominating and corporate governance committee assist the Board of Directors in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing Full Circle’s accounting and financial reporting processes, Full Circle’s systems of internal controls regarding finance and accounting, Full Circle’s valuation process, and audits of Full Circle’s financial statements. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management.

Our Board of Directors also performs its risk oversight responsibilities with the assistance of the chief compliance officer. The Board of Directors will annually review a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of Full Circle and its service providers. The chief compliance officer’s annual report will address, at a minimum, (a) the operation of the compliance policies and procedures of Full Circle and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board of Directors would reasonably need to know to oversee our compliance activities and risks. In addition, the chief compliance officer will meet separately in executive session with the independent directors at least once each year.

We believe that our board’s role in risk oversight is effective, and appropriate given the extensive regulation to which we are already subject as a business development company. As a business development company, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% immediately after each time we incur indebtedness, we generally have to invest at least 70% of our gross assets in “qualifying assets” and we are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manner in which the board administers its oversight function on an ongoing basis to ensure that it continues to meet Full Circle’s needs.

Committees of the Board of Directors

An audit committee and a nominating and corporate governance committee have been established by our Board of Directors. During the year ended June 30, 2011, our Board of Directors held ten Board meetings, ten Audit Committee meetings, and two Nominating and Corporate Governance Committee meetings. All directors attended at least 75% of the aggregate number of meetings of our Board of Directors and of the respective committees on which they served. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders.

Audit Committee

The audit committee operates pursuant to a charter, available on our website at http://www.fccapital.com, which sets forth the responsibilities of the audit committee. The audit committee’s responsibilities include establishing guidelines and making recommendations to our Board of Directors regarding the valuation of our loans and investments, selecting the independent registered public accounting firm for Full Circle, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of Full Circle’s financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing Full Circle’s annual financial statements and periodic filings and receiving Full Circle’s audit reports and financial statements. The audit committee is currently composed of Messrs. Biderman, Cohen and Ortwein, all of whom are considered independent under the rules of the NASDAQ Capital Market and are not “interested persons” of Full Circle as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Biderman serves as chairman of the audit committee. Our Board of Directors has determined that Mr. Biderman is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Mr. Biderman meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that Mr. Biderman’s simultaneous service on the audit committees of four public companies will not impair his ability to effectively serve as the chairman of Full Circle’s Audit Committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee operates pursuant to a charter, available on our website at http://www.fccapital.com. The members of the nominating and corporate governance committee are Messrs. Biderman, Cohen and Ortwein, all of whom are considered independent under the rules of the NASDAQ Capital Market and are not “interested persons” of Full Circle as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Cohen serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee thereof, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management. The nominating and corporate governance committee currently does not consider nominees recommended by our stockholders.

The nominating and corporate governance committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, Full Circle and its stockholders. In considering possible candidates for election as a director, the nominating and corporate governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;
•	are accomplished in their respective fields, with superior credentials and recognition;
•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;
•	have sufficient time available to devote to the affairs of Full Circle;
•	are able to work with the other members of the Board of Directors and contribute to the success of Full Circle;
•	can represent the long-term interests of Full Circle’s stockholders as a whole; and
•	are selected such that the Board of Directors represents a range of backgrounds and experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the members of the nominating and corporate governance committee may also consider such other factors as they may deem are in the best interests of Full Circle and its stockholders. The nominating and corporate governance committee also believes it appropriate for certain key members of our management to participate as members of the Board of Directors.

The members of the nominating and corporate governance committee identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the independent members of the Board of Directors identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date, neither the Board of Directors nor the nominating and corporate governance committee has engaged third parties to identify or evaluate or assist in identifying potential nominees although each reserves the right in the future to retain a third party search firm, if necessary.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating and corporate governance committee considers and discusses diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The nominating and corporate governance committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board of Directors, when identifying and recommending director nominees. The nominating and corporate governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the nominating and corporate governance committee’s goal of creating a Board of Directors that best serves the needs of Full Circle Capital and the interests of its shareholders.

Compensation Committee

We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to Full Circle Capital Corporation, John E. Stuart, Chief Executive Officer, 800 Westchester Ave., Rye Brook, New York 10573. All stockholder communications received in this manner will be delivered to one or more members of the Board of Directors, as appropriate.

Code of Ethics

The Company has adopted a code of ethics which applies to, among others, its senior officers, including its Chief Executive Officer and its Chief Financial Officer, as well as every officer, director and employee of the Company. The Company’s code can be accessed via its website at http://www.fccapital.com. The Company intends to disclose amendments to or waivers from a required provision of the code on Form 8-K.

Compensation of Directors

The following table sets forth compensation of the Company’s directors for the year ended June 30, 2011.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Interested Directors
John E. Stuart	—	—	—
Independent Directors
Mark C. Biderman	$45,527	—	$45,527
Edward H. Cohen	$35,770	—	$35,770
Thomas A. Ortwein, Jr.	$36,685	—	$36,685

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

Our independent directors receive an annual fee of $20,000. They also receive $2,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting in person and $1,000 for each telephonic meeting, and also receive $500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairman of the audit committee receives an annual fee of $10,000 and each chairman of any other committee receives an annual fee of $2,500 for their additional services, if any, in these capacities. No compensation was paid to directors who are interested persons of Full Circle as defined in the 1940 Act.

Compensation of Executive Officers

None of our officers receives direct compensation from Full Circle. However, Mr. Stuart, through his financial interest in Full Circle Advisors, will be entitled to a portion of any investment advisory fees paid by Full Circle to Full Circle Advisors under the Investment Advisory Agreement. Mr. Vastardis, our Chief Financial Officer, Treasurer and Secretary, through Vastardis Fund Services LLC, and Mr. Faia, our Chief Compliance Officer, through Vigilant Compliance Services, will be paid by Full Circle Service Company, subject to reimbursement by us of our allocable portion of such compensation for services rendered by such persons to Full Circle under the Administration Agreement. To the extent that Full Circle Service Company outsources any of its functions we will reimburse Full Circle Service Company for the fees associated with such functions without profit or benefit to Full Circle Service Company. The Investment Advisory Agreement will be reapproved within two years of its effective date, and thereafter on an annual basis, by our Board of Directors, including a majority of our directors who are not parties to such agreement or who are not “interested persons” of any such party, as such term is defined in Section 2(a)(19) of the 1940 Act.

Certain Relationships and Transactions

We have entered into the Investment Advisory Agreement with Full Circle Advisors. Mr. Stuart, our Chief Executive Officer and President, is the manager of, and has financial and controlling interests in, Full Circle Advisors.

In addition, Full Circle Advisors’ investment team presently manages Full Circle Funding, LP, a specialty lender serving smaller and lower middle-market companies. Although the existing investment funds managed by Full Circle Funding, LP are no longer making investments in new issuers, any affiliated investment vehicle formed in the future and managed by our investment adviser or its affiliates may, notwithstanding different stated investment objectives, have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. Full Circle Advisors and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, Full Circle Advisors or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with Full Circle Advisors’ allocation procedures.

We have entered into a license agreement with Full Circle Advisors, pursuant to which Full Circle Advisors has agreed to grant us a non-exclusive, royalty-free license to use the name “Full Circle.”

We have entered into the Administration Agreement with Full Circle Service Company. Pursuant to the terms of the Administration Agreement, Full Circle Service Company provides us with the office facilities and administrative services necessary to conduct our day-to-day operations. Mr. Stuart, our Chief Executive Officer and President, is the managing member of, and has financial and controlling interests in, Full Circle Service Company.

Our Chief Financial Officer, Treasurer and Secretary, William E. Vastardis, is the President of Vastardis Fund Services LLC. Full Circle Service Company has engaged Vastardis Fund Services to provide certain administrative services to us and our investment adviser, Full Circle Advisors, including the service of Mr. Vastardis as our Chief Financial Officer, Treasurer and Secretary. In exchange for providing such services, Full Circle Service Company will pay Vastardis Fund Services an asset-based fee with a $200,000 annual minimum. This asset-based fee will vary depending upon our gross assets as follows:

Gross Assets	Fee
first $150 million of gross assets	20 basis points (0.20%)
next $150 million of gross assets	15 basis points (0.15%)
next $200 million of gross assets	10 basis points (0.10%)
in excess of $500 million of gross assets	5 basis points (0.05%)

Full Circle Advisors will be responsible for paying the allocable portion of the administrative fees charged by Vastardis Fund Services for administrative services provided to both Full Circle Capital and Full Circle Advisors reflecting the proportionate share of such administrative services that it receives.

In addition, we will reimburse Full Circle Service Company for the fees charged by Vastardis Fund Services for the service of Mr. Vastardis as our Chief Financial Officer, Treasurer and Secretary at an annual rate of $250,000. Vastardis Fund Services agreed to cap its first year fees at $200,000 for administrative services to us and Full Circle Advisors, and at $100,000 for the service of Mr. Vastardis as our Chief Financial Officer, Treasurer and Secretary. This fee cap expired on August 31, 2011.

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis.

We have also adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as all of our officers, directors and employees. Our Code of Ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to our Code of Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Chief Compliance Officer. Our Audit Committee is charged with approving any waivers under our Code of Ethics. As required by the NASDAQ corporate governance listing standards, the Audit Committee of our Board of Directors is also required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

Board Consideration of the Current Advisory Agreement

Our Board of Directors determined at a meeting held on July 8, 2010 to approve the Investment Advisory Agreement. In its consideration of the approval of the Investment Advisory Agreement, the Board of Directors focused on information it had received relating to, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by Full Circle Advisors;
•	comparative data with respect to advisory fees or similar expenses paid by other business development companies with similar investment objectives;
•	our historical and projected operating expenses and expense ratio compared to business development companies with similar investment objectives;
•	any existing and potential sources of indirect income to Full Circle Advisors or Full Circle Service Company from their relationships with us and the profitability of those relationships, including through the Investment Advisory Agreement and the Administration Agreement;
•	information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement;
•	the organizational capability and financial condition of Full Circle Advisors and its affiliates;
•	Full Circle Advisors’ practices regarding the selection and compensation of brokers that may execute our portfolio transactions and the brokers’ provision of brokerage and research services to Full Circle Advisors; and
•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.

Based on the information reviewed and related discussions, the Board of Directors, including a majority of the non-interested directors, concluded that fees payable to Full Circle Advisors pursuant to the Investment Advisory Agreement were reasonable in relation to the services to be provided. The Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Board of Directors may have given different weights to different factors.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of copies of such reports and written representations delivered to the Company by such persons, the Company believes that there were no violations of Section 16(a) by such persons during the year ended June 30, 2011, except that Mr. Cohen filed one late Form 4 with respect to one transaction.

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the independent directors of the Board of Directors have selected Rothstein, Kass & Company, P.C. to serve as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2012. This selection is subject to ratification or rejection by the stockholders of the Company.

Rothstein, Kass & Company, P.C. has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of Rothstein, Kass & Company, P.C. will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Audit Fees	$175,000	$170,430
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees:	$175,000	$170,430

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audits of our financial statements and services that are normally provided by Rothstein, Kass & Company, P.C. in connection with statutory and regulatory filings. Of this amount, audit fees incurred in connection with our initial public offering, including audits of the financial statements included in our prospectus, totaled $0 for the fiscal year ended June 30, 2011 and $150,430 for the fiscal year ended June 30, 2010.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Audit Committee Report

The Audit Committee of the Board of Directors of Full Circle Capital Corporation operates under a written charter adopted by the Board of Directors. The Audit Committee is currently composed of Messrs. Biderman, Cohen and Ortwein.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Rothstein, Kass & Company, P.C., the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Rothstein, Kass & Company, P.C., the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

During the fiscal year ending June 30, 2011, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes- Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting. In September 2011, the Audit Committee received a report from management regarding the effectiveness of internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 for filing with the SEC. The Audit Committee also recommended the selection of Rothstein, Kass & Company, P.C. to serve as the independent registered public accounting firm for the year ending June 30, 2012.

Respectfully Submitted,

The Audit Committee

Mark C. Biderman
Edward H. Cohen
Thomas A. Ortwein, Jr.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Rothstein, Kass & Company, P.C. as the independent registered public accounting firm of the Company for the year ending June 30, 2012.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ROTHSTEIN, KASS & COMPANY, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING JUNE 30, 2012.

PROPOSAL III: APPROVAL TO AUTHORIZE THE COMPANY, WITH APPROVAL
OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK AT A
PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE
PER SHARE IN ONE OR MORE OFFERINGS.

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the then current net asset value per share of such stock (“NAV”), exclusive of sales compensation, unless its stockholders approve such a sale and the Company’s Board of Directors make certain determinations. Shares of the Company’s common stock have traded below their NAV since they have begun trading on the NASDAQ Capital Market.

Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock immediately prior to each such offering, at a price below its then current NAV, subject to certain conditions discussed below. The Company’s Board of Directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay dividends to stockholders could be adversely affected.

While the Company has no immediate plans to sell shares of its common stock below NAV, it is seeking stockholder approval now in order to maintain access to the markets if the Company determines it should sell shares of common stock below NAV. These sales typically must be undertaken quickly. The final terms of any such sale will be determined by the Board of Directors at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock, it is impracticable to describe the transaction or transactions in which such shares of common stock would be sold. Instead, any transaction where the Company sells such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board of Directors at the time of sale. There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company under this proposal. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal. If approved, the authorization would be effective for securities sold during a period beginning on the date of such stockholder approval and expiring on the earlier of the one year anniversary of the date of the Annual Meeting or the date of the Company’s 2012 Annual Meeting of Stockholders, which is expected to be held in December 2012.

Generally, common stock offerings by BDCs are priced based on the market price of the currently outstanding shares of common stock, less a small discount of approximately 5% (which may be higher or lower depending on market conditions). Accordingly, even when shares of the Company’s common stock trade at a market price below NAV, this proposal would permit the Company to offer and sell shares of its common stock in accordance with pricing standards that market conditions generally require, subject to the conditions described below in connection with any offering undertaken pursuant to this proposal. This Proxy Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

1940 Act Conditions for Sales Below NAV

The Company’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. If stockholders approve this proposal, the Company will only sell shares of its common stock at a price below NAV per share if the following conditions are met:

•	a majority of the Company’s directors who are not “interested persons” of the Company as defined in the 1940 Act, and who have no financial interest in the sale, shall have approved the sale and determined that it is in the best interests of the Company and its stockholders; and
•	a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount, which could be substantial.

Board Approval

On September 8, 2011, the Company’s Board of Directors, including a majority of the non-interested directors who have no financial interest in this proposal, approved this proposal as in the best interests of the Company and its stockholders and is recommending that the Company’s stockholders vote in favor of this proposal to offer and sell shares of the Company’s common stock at prices that may be less than NAV. In evaluating this proposal, the Company’s Board of Directors, including the non-interested directors, considered and evaluated factors including the following, as discussed more fully below:

•	possible long-term benefits to the Company’s stockholders; and
•	possible dilution to the Company’s NAV

Prior to approving this proposal, the Company’s Board of Directors considered and evaluated material that our management provided on the merits of our possibly raising additional capital and the merits of publicly offering shares of the Company’s common stock at a price below NAV. The Company’s Board of Directors considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, common stock trading volume, and other matters. The Board of Directors evaluated a full range of offering sizes. However, the Board of Directors has not yet drawn any definite conclusions regarding the size of a contemplated capital raise at this time. In determining whether or not to offer and sell common stock, including below NAV, the Board of Directors has a duty to act in the Company’s best interests and its stockholders and must comply with the other requirements of the 1940 Act.

Reasons to Offer Common Stock Below NAV

The Company’s Board of Directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company’s best interests and the best interests of its stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay dividends to stockholders could be adversely affected. In reaching that conclusion, the Company’s Board of Directors considered the following possible benefits to its stockholders:

Current Market Conditions Have Created Attractive Opportunities

Current market dislocation has created, and the Company believes will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV. Stockholder approval of this proposal, subject to the conditions detailed above, is expected to provide the Company with the flexibility to invest in such opportunities. The Company believes that current market conditions provide attractive opportunities to deploy capital.

Recent changes in market conditions also had beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures, and more creditor-friendly contractual terms. Further, although valuations have partially recovered, additional opportunity remains in the secondary market. Accordingly, for firms that continue to have access to capital, the current environment should provide investment opportunities on more favorable terms than were available prior to the recession. The Company’s ability to take advantage of these opportunities will depend upon its continued access to capital.

Higher Market Capitalization and Liquidity
May Make the Company’s Common Stock More Attractive to Investors

If the Company issues additional shares, its market capitalization and the amount of its publicly tradable common stock will increase, which may afford all holders of its common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.

Reduced Expenses Per Share

An offering that increases the Company’s total assets may reduce its expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Maintenance or Possible Increase of Dividends

A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and growth of its dividend. For the year ended June 30, 2011, the Company distributed quarterly dividends to its stockholders totaling $0.751 per share of its common stock (including the fourth quarter dividend of $0.225 per share paid on July 15, 2011 to holders of record as of June 30, 2011), reflecting a partial fiscal year. In the first fiscal quarter of 2012 the Company began paying monthly dividends to its stockholders at a rate of $0.075, or a total of $0.225 for the quarter. For the second quarter of 2012, the monthly dividend rate was increased to $0.077, or a total of $0.231 for the quarter. The Company intends to continue paying monthly dividends and any such dividends will be determined by the Board of Directors on a quarterly basis. Although management will continue to seek to generate income sufficient to pay the Company’s dividends in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to maintain and possibly grow its dividends, which may include a return of capital, in the future.

Greater Investment Opportunities Due to Larger Capital Resources

The Company’s Board of Directors believes that additional capital raised through an offering of shares of its common stock may help it generate additional deal flow. Based on discussions with management, the Company’s Board of Directors believes that greater deal flow, which may be achieved with more capital, would enable the Company to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. Management has represented to the Company’s Board of Directors that such investment opportunities may be funded with proceeds of an offering of shares of the Company’s common stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

As a BDC and a RIC, for tax purposes, the Company is dependent on its ability to raise capital through the sale of common stock. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 1:1, which requires the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

Exceeding the required 1:1 debt-to-equity ratio would have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the required 1:1 debt-to-equity ratio, the markets the Company operates in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write- downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact its stockholders’ equity and the resulting debt-to-equity ratio. Issuing new equity will improve the Company’s debt-to-equity ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen the Company’s balance sheet and give it more flexibility in its operations.

Trading History

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that the Company’s shares of common stock will trade at a discount from net asset value, or at premiums that are unsustainable over the long term, are separate and distinct from the risk that the Company’s net asset value will decrease. Since the Company’s initial public offering on August 31, 2010, its shares of common stock have traded at a discount to the net assets attributable to those shares. As of October [  ], 2011, the Company’s shares of common stock traded at a discount equal to approximately [  ]% of the net assets attributable to those shares based upon its net asset value as of June 30, 2011. It is not possible to predict whether the shares that may be offered pursuant to this approval will trade at, above, or below net asset value. The following table lists the high and low closing sales prices for our common stock, and the closing sales price as a percentage of NAV.

		Price Range				High Sales Price as a Percentage of NAV(2)	Low Sales Price as a Percentage of NAV(2)	Cash Distributions Per Share(3)
	NAV(1)	High		Low
Fiscal 2012
Second Quarter (through October [ ], 2011)	*	$		$		*	*	*
First Quarter	*		8.15		6.09	*	*	0.225
Fiscal 2011
Fourth Quarter	$9.08		8.30		7.60	91.4%	83.7%	0.225
Third Quarter	9.18		8.95		7.87	97.5%	85.7%	0.225
Second Quarter	9.32		8.94		7.97	95.9%	85.5%	0.225
First Quarter (from September 1, 2010 through September 30, 2010)	9.36		9.00		8.31	96.2%	88.8%	0.076

(1)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.
(2)	Calculated as the respective high or low sales price divided by NAV.
(3)	Represents the cash distribution declared in the specified quarter.
*	Not determinable at the time of filing.

Key Stockholder Considerations

Dilution

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding share of the Company’s common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a disproportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company under this proposal. The Board of Directors of the Company will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of common stock below NAV.

In addition, stockholders should consider the risk that the approval of this proposal could cause the market price of the Company’s common stock to decline in anticipation of sales of its common stock below NAV, thus causing the Company’s shares to trade at a discount to NAV. The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces net asset value per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Board of Directors would expect that the net proceeds to us will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions, typically 95% of the market price.

As discussed above, it should be noted that the maximum number of shares issuable below NAV in each offering that could result in such dilution is limited to 25% of the Company’s then outstanding common stock. As a result, the maximum amount of dilution of each offering to existing stockholders will be limited to no more than approximately 20% of the Company’s then current NAV, assuming the Company were to issue the maximum number of shares at no more than par value, or $0.01 per share.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from net asset value); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from net asset value); (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from net asset value); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from net asset value). The acronym “NAV” stands for “net asset value.”

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to the Public	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%	$80,020	(19.98)%
Total Investment by Stockholder A(1)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A(2)	—	$(200)	—	$(900)	—	$(3,300)	—	$(19,980)	—
Per Share Amounts
NAV per Share held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$8.00	—
Investment per Share held by Stockholder A(3)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share held by Stockholder A(4)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.00)	—
Percentage Dilution to Stockholder A(5)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%	—	(19.98)%

(1)	Assumed to be $10.00 per Share.
(2)	Represents total NAV less total investment.
(3)	Assumed to be $10.00 per Share on Shares held prior to sale.
(4)	Represents NAV per Share less Investment per Share.
(5)	Represents Dilution per Share divided by Investment per Share.

Other Considerations

In reaching its recommendation to the Stockholders to approve this proposal, the Board of Directors considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of our common stock will increase the management fees that we pay to Full Circle Advisors as such fees are partially based on the amount of our gross assets. The Board of Directors, including a majority of the non-interested directors who have no financial interest in this proposal, concluded that the benefits to the stockholders from increasing our capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether we offer shares of common stock below NAV or above NAV. The Board also considered the effect of the following factors:

•	the costs and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;
•	the size of a common stock offering in relation to the number of shares outstanding;
•	the general condition of the securities markets; and
•	any impact on operating expenses associated with an increase in capital.

Potential Investors

The Company has not yet solicited any potential buyers of the shares that it may elect to issue in any future offering in order to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of the Company. However, members of management and other affiliated persons may participate in a common stock offering on the same terms as others.

Required Vote.

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding voting securities as of the Record Date; and (2) a majority of the outstanding voting securities as of the Record Date that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY, WITH THE APPROVAL OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK AT A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2012 Annual Meeting of Stockholders will be held in December 2012, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Rye Brook, and the Company must receive the proposal no later than May [  ], 2012, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on August [  ], 2012 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on August [  ], 2012.

Notices of intention to present proposals at the 2012 Annual Meeting of Stockholders should be addressed to William E. Vastardis, Corporate Secretary, Full Circle Capital Corporation, 800 Westchester Ave., Rye Brook, New York 10573. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the Annual Meeting of stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the internet.

By Order of the Board of Directors

William E. Vastardis
Corporate Secretary

Rye Brook, New York
October [  ], 2011

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice, which is required by federal law, explains privacy policies of Full Circle Capital Corporation and its affiliated companies. This notice supersedes any other privacy notice you may have received from Full Circle Capital Corporation, and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that comply with federal standards.

Our goal is to limit the collection and use of information about you. When you purchase shares of our common stock, our transfer agent collects personal information about you, such as your name, address, social security number or tax identification number.

This information is used only so that we can send you annual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you.

We do not share such information with any non-affiliated third party except as described below.

•	It is our policy that only authorized employees of our investment adviser, Full Circle Advisors, LLC, who need to know your personal information will have access to it.
•	We may disclose stockholder-related information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•	If required by law, we may disclose stockholder-related information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FULL CIRCLE CAPITAL CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 8, 2011

The undersigned stockholder of Full Circle Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints John E. Stuart and William E. Vastardis, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 800 Westchester Ave., Rye Brook, New York 10573 on December 8, 2011, at 10:00 a.m., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1, 2 and 3, and in the discretion of the proxies with respect to matters described in Proposal 4.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS
FULL CIRCLE CAPITAL CORPORATION
DECEMBER 8, 2011

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Full Circle Capital Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Full Circle Capital Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

1. The election of the following person (except as marked to the contrary) as a director, who will serve as director of Full Circle Capital Corporation until 2014, or until his successor is duly elected and qualified.	FOR ☐	WITHHOLD AUTHORITY ☐		Nominee: Edward H. Cohen
2. The ratification of the selection of Rothstein, Kass & Company, P.C. as the independent registered public accounting firm for Full Circle Capital Corporation for the fiscal year ending June 30, 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To approve a proposal to authorize Full Circle Capital Corporation, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below Full Circle Capital Corporation’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

IMPORTANT:  Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE (IF HELD JOINTLY)	DATE